EXHIBIT 10.24

                          IPVoice COMMUNICATIONS, INC.
                              Consulting Agreement


THIS CONSULTING AGREEMENT (the "Agreement") is made this 21 day of September, 1998, by and between IPVoice COMMUNICATIONS, INC., a Nevada corporation with offices at 7804 Yorkshire Drive, Castle Rock, Colorado 80104 ("Client") and First Capital Partners, Inc. at 8279 Dunwoody Place, Atlanta, GA 30350 ("Consultant"). The signing of this agreement shall supercede any and all agreements previously entered into between IPVoice Communications, Inc. and First Capital Partners, Inc.

RECITALS

A. Consultant, and its network of professionals, is experienced in providing and introduction of such entities as effectuate capital restructuring, such services include without limitation the introduction of such entities to appropriate lenders and equity investors for the purpose of attracting and raising debt and/or equity capital.

B.   Client is a publicly traded corporation;

C. Client wishes to engage the services of Consultant and its network of professionals to include Client within the select and limited group of clients for which Consultant and the professionals provide various business managerial consulting services;

D. Consultant agrees to be retained for the foregoing purposes for which Consultant has the requisite skills, abilities and qualifications, subject to the terms and conditions provided herein.

                                    AGREEMENT

         NOW THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are expressly acknowledged, Client and Consultant agree as follows:

A.       Recitals

The foregoing recitals are true and correct and are incorporated herein by this reference.

B.       Engagement of Consultant

Client hereby appoints Consultant and Consultant's professionals (Consultant's Professionals") to assist in identifying financing candidates (the Financing Transactions) on terms acceptable to the Client and hereby retains and employs Consultant, pursuant to the terms and conditions of the Agreement. Consultant

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accepts  such  appointment  and agrees to perform the  services  pursuant to the terms and conditions of the Agreement.

C.       Terms of Agreement

This Agreement shall have an initial term of one year (the "Initial Term") commencing September 1, 1998 and shall not extend beyond the Initial Term unless the parties enter into a separate and independent written agreement. The parties agree not to terminate this Agreement pursuant to this section unreasonably or in bad faith.

D.       Duties of the Consultant

Client retains Consultant to assist Client with Client's Financing Transaction, including, without limitation, any debt, equity or lease financing intoduced to and received by Client. By providing the services of Consultants and other professionals, such services to include the review of any and/or all forms of financial candidates by Client. The Consultant's recommendation of means of expanding Client's financial position and otherwise improving Client's financial/capital position to support Client's ability to operate, deploy gateways, network under their sales and marketing strategy and corporate image generally. Specifically, Consultant agrees to provide the following services related to a Financing Transaction:

         1. Acting as advisor to Client with respect to Financing, equity or lease financing as planed, designing, developing, organizing, writing and distributing such communications and information to potential investors;

         2. Receive, manage, and respond to all incoming Financial inquiries from or pertaining to Client's requested financial needs;

         3. Assist with all financial or capital investors and assist in management meetings including the preparation of agendas, documents, materials, and presentations to be presented at such meetings;

         4. Assist in the planning, preparation and distribution of Client's budgets, use of proceeds, business plans and any and all related matters pertaining to the financing transactions of IPVoice products;

         5. Assist Client to make Client and Client's management, products and activities known to appropriate investors or financal organizations, and to seek out new business acquisitions, which are consistent with Client's strategic growth plan.

The entirety of the services to be provided by Consultant pursuant to this Sub-Section E-1.





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E.       Duties of the Client

         1. On a regular and timely basis, Client shall provide Consultant and Consultant's designees with all approved data and pertinent information about Client and Client's management, products and operations. Client shall advise Consultant of any facts which would affect the accuracy of any prior data or information provided Consultant or Consultant's Professionals by Client.

         2. Client shall use its best efforts to promptly provide Consultant and Consultant's Professions with full and complete copies of all product and marketing literature, equipment requirements, network and details; and copies of all necessary paperwork, etc.

F.       Representation and Indemnification

         1. Client shall be deemed to make a continuing representation of the accuracy of any and all material facts, information and data which Client supplies to Consultant or Consultant's Professionals, and Client acknowledges its awareness that Consultant and Consultant's Professionals will rely on such continuing representation in disseminating such information and otherwise performing its technical functions.

         2. Consultant, in the absence of written notice from Client, may rely upon the continuing occurrence of material information and data supplied by Client.

         3. Client hereby agrees to indemnify Consultant against, and to hold Consultant harmless from any claims, demands, suits, loss, damages, including legal fees and expenses arising from Consultant's reliance upon the occurrence and continuing accuracy of such facts, material, information and data, if and only if, the facts, materials, information and data was provided to Consultant by Client.

G.       Compensation

For services rendered, Client shall pay Consultant and/or Consultant's designee(s) an engagement fee but not to exceed 125,000 (one hundred twenty-five thousand) 3 year warrants to purchase common stock with an exercised price of one dollar per share. Warrants are only due if any form of debt, lease or equity financing is approved and completed by the Client. All warrants referred to in this agreement will be demand registration with piggy back registration rights.

Further the Client upon approval, agreement and completion of will compensate for any equity placed through any entity introduced by Consultant. This will be in stocks or a cash fee of 10% to be paid at closing out of escrow.

If Client should request Consultant to perform other services not included in the Services listed in Section D herein. Client shall compensate Consultant or Consultant's designee(s) as may be agreed to by Client and Consultant in connection with those specific services.


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H.       Best Efforts Basis

The parties agree that they individually and separately shall at all times faithfully and to the best of their experience, ability, and talents, perform all the duties that may be required of and from each other pursuant to the terms of this Agreement. Consultant does not guarantee or warrant that its efforts shall have any impact on Client's business or that any subsequent financial improvement shall have any impact on Client's business or that any subsequent financial improvement shall result from Consultant's efforts.

I.       Client's Right to Approve Consultant's Actions

Client expressly retains the right to approve, in its sole discretion, the amount of financing in connection with a Financing Transaction including without limitation any debt, equity or lease financing presented, recommended, or provided by Consultant that involves Client, including with limitation, all Financing Transactions activities and materials. Consultant and Client mutually agree that Consultant is not authorized to enter into agreements on behalf of Client. Client agrees not to withhold its approval pursuant to this section unreasonably. Consultant agrees that no compensation is forthcoming and no compensation will be paid unless Client has agreed to and closed all transactions concerning a Financing Transaction under this agreement.

J.       Costs and Expenses

Consultant shall be responsible for paying all daily and ordinary expenses incurred during and in relation to Consultant's performance under this Agreement including, but not limited to, ordinary phone, fax, delivery, and copying expenses. Client agrees to pay for all extraordinary expenses, if any, incurred by Consultant in relation to Consultant's performance under this Agreement, including without limitation, long distance travel expenses for any trips exceeding fifty (50) miles taken on behalf of Client; provided that Consultant must obtain Client's written approval of all such costs and expenditures prior to incurring them.

K.       Consultant is Not an Agent

Consultant obligations under this Agreement consist solely of the Consulting Services described herein. In no event shall Consultant be considered to act as the agent of Client or otherwise represent or bind Client. For the purposes of this Agreement, Consultant is an independent contractor. All final decisions with respect to acts of Client or its affiliate, whether or not made pursuant to or in reliance on information or advice furnished by Consultant hereunder, shall be those of Client or such affiliated and Consultant shall under no circumstances be liable for any expense incurred or loss suffered by Client as a consequence of such action or decisions.

L.       Non-Exclusive Services

Client acknowledges that Consultant is currently providing services of the same or similar nature to other parties and Client agrees that Consultant is not prevented or barred from rendering services of the same nature or a similar nature to any other individual or entity. Consultant understands and

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agrees that Client shall not be prevented or barred from retaining other persons or entities to provide services of the same or similar nature as those provided by Consultant. Consultant shall advise Client of Consultant's positions with respect to any activity, employment, business arrangement or potential conflict of interest which may be relevant to this Agreement.

M.       Non-Circumvention of Consultant

Client agrees, represents and warrants hereby that it will not circumvent Consultant with respect to any prospective group introduced by Consultant to Client nor with respect to any transaction, merger, acquisition, or other business opportunity proposed by, assisted with or otherwise promoted by Consultant for the benefit of Client pursuant to the terms of this Agreement.

N.       Miscellaneous

         1. Authority. The execution and performance of this Agreement has been duly authorized by all requisite corporate action. This Agreement is a valid and binding obligation of the parties hereto.

         2. Amendment. This Agreement may be amended or modified at any time and in any manner only by an instrument in writing executed by the parties hereto.

         3. Waiver. All the rights and remedies of either party under this Agreement are cumulative and not exclusive of any other rights and remedies provided by law. No delay or failure on the part of either party in the exercise of any right or remedy arising from a breach of this Agreement shall operate as a waiver of any subsequent right or remedy arising from a subsequent breach of this Agreement. The consent of any party, where required hereunder, to any act or occurrence shall not be deemed to be a consent to any other act or occurrence.

         4. Assignment. Neither this Agreement nor any right created by it shall be assignable by either party without the prior written consent of the other. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties and their successors, any rights or remedies under this Agreement.

         5. Notices. Any notice or other communication required or permitted by this Agreement must be in writing and shall be deemed to be properly given when delivered in person to an officer of the other party, when deposited in the mails for transmittal by certified or registered mail, postage prepaid, when deposited with a courier such as Federal Express or the like, or when sent by facsimile transmission with a confirming copy by first class mail, provided that such communication is addressed:

In the case of Client:              Barbara Will, President
                                    IPVoice Communications, Inc.
                                    7804 Yorkshire Drive
                                    Castle Rock, CO 80104
                                    Telephone: (303) 663-9188
                                    Facsimile: (303) 663-9190


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In the Case of Consultant:          Joel Rosenberg
                                    First Capital Partners, Inc.
                                    8279 Dunwoody Place
                                    Atlanta, GA   30350
                                    Telephone: (770) 518-6433
                                    Facsimile:   (770) 552-1064

Or to such other person or address designated by the parties hereto to receive notice. Any such notice shall be deemed received the earlier of actual receipt or five (5) business days following deposit of the same.

         6. Headings and Captions. The headings of paragraphs are included solely for convenience. If a conflict exists between any heading and the text of this Agreement, the text shall control.

         7. Entire Agreement. This instrument and the exhibits hereto contain the entire Agreement between the parties with respect to the transaction contemplated by the Agreement and no other prior written or oral statement or agreement shall be recognized or enforced. This agreement may be executed in any number of counterparts but the aggregate of the counterparts together constitute only one and the same instrument.

         8. Effect of Partial Invalidity. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality of unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if it never contained any such invalid, illegal or unenforceable provisions.

         9. Controlling Law. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover actual attorney fees from the other party. The attorney fees may be ordered by the court in the trial of any action described in this paragraph or may be enforced in a separate action brought for determining attorney fees.

         10. Time is of the Essence. Time is of the essence of this Agreement and of each and every provision hereof.

         11. Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transactions described herein.

         12. Further Actions. At any time, and from time to time, each party hereto agrees to take actions and to execute and deliver documents, at its own expense, as may be reasonably necessary to effectuate the purposes of this Agreement.

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         13. Indemnification.  Client and Consultant agree to indemnify,  defend and hold each other harmless from and against all demands, claims, actions, actions, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties and attorneys fees and expenses asserted against or imposed or incurred by either party by reason of or resulting from a breach of any representation, warranty, covenant condition or agreement of the other party to this Agreement.

         14. Facsimile Counterparts. If a party signs this Agreement and transmits an electronic facsimile of the signature page to the other party, the party who receives the transmission may rely upon the electronic facsimile as a signed original of this Agreement.

         15. Confidentiality. Client and Consultant agree that all non-public information furnished and to be furnished pursuant to this Agreement shall be held in strict confidence and shall not without prior written consent of the respective party, be disclosed in any manner whatsoever, in whole or in part, and shall not be used by the other party for any purpose other than fulfilling the terms of this Agreement detailed herein. The term "information" shall include, but is not limited to, all documents, contracts, memoranda, customer names and lists, analyses, compilations, data studies, financial data and other materials and information exchanged hereunder.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.


IPVoice Communications, Inc.                  Date October 7, 1998
Client

By:/s/ Barbara S Will
--------------------------------
Signature
         Barbara S. Will
         President/COO/Chairperson


First Capital Partners, Inc.                 Date: October 7, 1998
Consultant

By: /s/ Joel Rosenberg
--------------------------------
Signature
         Joel Rosenberg
         Owner/Consultant


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